Exhibit 10.1

AMENDMENT OF THE
ACCO BRANDS CORPORATION
EXECUTIVE SEVERANCE PLAN
This Amendment of the ACCO Brands Corporation Executive Severance (the “Plan”) is adopted this 23rd day of October, 2012 by ACCO Brands Corporation (the “Company”).
W I T N E S S E T H
WHEREAS, the Company previously adopted the Plan, effective December 1, 2007;
WHEREAS, the Company may amend the Plan at any time effective as provided herein; and
WHEREAS, the Company has determined it appropriate to amend the Plan to clarify the timing of payments in connection with a release of claims for purposes of Section 409A of the Internal Revenue Code.
NOW, THEREFORE, the Company amends the Plan as follows:

1.	Capitalized terms not defined herein shall have the meaning of such term provided under the Plan.

2.	Effective for all separations from service occurring on or after October 23, 2012, the section of the Plan titled “Release of Claims” is deleted in its entirety and replaced as follows:
“Release of Claims
In no event will an Executive Officer be eligible for any severance payments or benefits under this Plan until the Executive Officer signs a separation letter along with a release and waiver of claims in the form proposed by the Company; provided that such release and waiver of claims must be presented by the Company to the Executive Officer within fourteen (14) days after the Executive Officer’s separation from service and must be executed and become irrevocable no later than the earlier to occur of the date set forth in such release and waiver of claims or ninety (90) days after such separation from service.
Anything in this Plan to the contrary notwithstanding, to the extent that the above release and waiver of claims is a condition to any payment of deferred compensation (within the meaning of Code Section 409A) under the Plan and the above 90-day period (or shorter period set forth in such release and waiver of claims) begins in one taxable year and ends in a subsequent taxable year of the Executive Officer, and payment is not otherwise subject to the above Six Month Delay section, such payment (or payments) shall be made on the later of

Exhibit 10.1

January 15 of such subsequent taxable year or seven (7) days after the release and waiver of claims becomes irrevocable and shall include all payments that otherwise would have been made before such payment date.”

3.	The Plan is affirmed, ratified and continued, as amended hereby.
WHEREFORE, the Company hereby adopts this Amendment the date and year first set forth above.
ACCO BRANDS CORPORATION
By: /s/ Robert J. Keller
Its: Chairman & Chief Executive Officer